Exhibit 77Q1

Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2010

Sub-Item 77Q1:     Exhibits

Exhibit
Number	Description

(a)	Amendment of Amended and Restated Articles of Incorporation dated as of January 12, 2010

Previously filed.  Incorporated by reference to exhibit (a)(17) filed with post-effective amendment no. 44 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on January 13, 2010.

(e)(1)	Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Global Equity Fund dated February 9, 2010

Previously filed.  Incorporated by reference to exhibit (d)(13) filed with post-effective amendment no. 46 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on March 26, 2010.

(e)(2)	Investment Sub-Advisory Agreement between Artisan Partners Limited Partnership and Artisan Partners UK LLP relating to Artisan Global Equity Fund dated February 9, 2010

Previously filed.  Incorporated by reference to exhibit (d)(14) filed with post-effective amendment no. 46 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on March 26, 2010.